UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

MModal Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35069	98-0676666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9009 Carothers Parkway Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

(866) 295-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2012, MModal Inc. (the “Company”) entered into the Amended and Restated Third Amendment to Credit Agreement and Waiver Agreement (the “Credit Agreement Amendment”), by and among MModal CB Inc., a Delaware corporation (“MModal CB”), MModal MQ Inc., a New Jersey corporation (“MModal MQ”), MModal Services, Ltd., a New Jersey corporation (“Services” and, together with MModal CB and MModal MQ, the “Borrowers”), the Company, the other loan parties signatories thereto, the lenders signatories thereto (the “Lenders”) and General Electric Capital Corporation, a Delaware corporation, as administrative agent (the “Administrative Agent”). The Credit Agreement Amendment received the requisite consent of lenders holding a majority of the sum of the aggregate outstanding commitments under that certain Credit Agreement, dated as of October 1, 2010 (the “Credit Agreement”), among the Company, the Borrowers, the lenders signatories thereto and the Administrative Agent. The Credit Agreement consists of (i) a $200.0 million term loan and (ii) a $25.0 million revolving credit facility. The term loan is repayable in equal quarterly installments of $5.0 million commencing on the first fiscal quarter after the closing date, with the balance payable 5 years from the closing date.

The Credit Agreement Amendment was executed primarily in order to waive any default that may have arisen under the Credit Agreement as a result of (a) the failure of certain of the loan parties to promptly deliver to the Administrative Agent such documents as are necessary to ensure that certain newly acquired subsidiaries (i) guaranty the payment of the obligations under the Credit Agreement and (ii) grant to the Administrative Agent, for the benefit of the lenders, a valid and enforceable security interest in substantially all of the property of such newly acquired subsidiaries as security for the obligations under the Credit Agreement and (b) the making of certain acquisitions that failed to comply with the provisions of the Credit Agreement requiring that the Administrative Agent receive reasonable advance notice of such acquisitions and certain documentation in connection therewith on or prior to the date thereof. The Credit Agreement Amendment also amended the definition of “Permitted Acquisition” under the Credit Agreement in order to require the Company to deliver to the Administrative Agent evidence of compliance with certain limitations on the ability of the Company to make acquisitions. The Credit Agreement Amendment also amended the definition of “Consolidated EBITDA” to provide for an additional adjustment in connection with a one-time payment by the Company of up to $19,300,000 made prior to December 31, 2011 with respect to the termination of certain contracts with Nuance Communications, Inc.

The Lenders and the Administrative Agent and their affiliates have provided or may from time to time provide investment banking, financial advisory and other services to the Company, for which they have received customary fees and reimbursement of expenses, or for which they expect to receive customary fees and reimbursement of expenses, respectively.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

On March 7, 2012, the Company entered into the Amended and Restated Third Amendment to Senior Subordinated Note Purchase Agreement and Waiver Agreement (the “NPA Amendment”), by and among MModal CB, MModal MQ, Services (collectively, the

“Issuers”), the Company, BlackRock Kelso Capital Corporation (“BKC”), PennantPark Investment Corporation (“Pennant”), Citibank, N.A. (“Citibank”) and THL Credit, Inc. (“THL” and, together with BKC, Pennant and Citibank, the “Purchasers”). The NPA Amendment received the requisite consent of Purchasers holding a majority of the sum of the aggregate principal amount of notes outstanding under that certain Senior Subordinated Note Purchase Agreement, dated as of September 30, 2010 (the “Note Purchase Agreement”), among the Company, the Issuers and the Purchasers. The aggregate principal amount under the Note Purchase Agreement is $85.0 million. Interest is payable in quarterly installments at the issuers’ option at either (i) 13% in cash or (ii) 12% in cash plus 2% in the form of additional senior subordinated notes.

The NPA Amendment is substantially similar to the Credit Agreement Amendment in that it waived any defaults that may have arisen under the Note Purchase Agreement as a result of the actions that resulted in similar defaults under the Credit Agreement. Also, the NPA Amendment similarly amended the definitions of “Permitted Acquisitions” and “Consolidated EBITDA” under the Note Purchase Agreement.

The Purchasers and their affiliates have provided or may from time to time provide investment banking, financial advisory and other services to the Company, for which they have received customary fees and reimbursement of expenses, or for which they expect to receive customary fees and reimbursement of expenses, respectively.

The foregoing description is qualified in its entirety by reference to the full text of the NPA Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit	Description

4.1	Amended and Restated Third Amendment to Senior Subordinated Note Purchase Agreement and Waiver Agreement, dated as of March 7, 2012, among MModal CB Inc., MModal MQ Inc., MModal Services, Ltd., MModal Inc., BlackRock Kelso Capital Corporation, PennantPark Investment Corporation, Citibank, N.A. and THL Credit, Inc.

10.1	Amended and Restated Third Amendment to Credit Agreement and Waiver Agreement, dated as of March 12, 2012, among MModal CB Inc., MModal MQ Inc. and MModal Services, Ltd., as Borrowers, MModal Inc., the other loan parties signatory thereto, the lenders signatory thereto and General Electric Capital Corporation, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2012	MModal Inc.

	By:	/s/ Mark R. Sullivan
	Name:	Mark R. Sullivan
	Title:	General Counsel

Exhibit Index

Exhibit	Description

4.1	Amended and Restated Third Amendment to Senior Subordinated Note Purchase Agreement and Waiver Agreement, dated as of March 7, 2012, among MModal CB Inc., MModal MQ Inc., MModal Services, Ltd., MModal Inc., BlackRock Kelso Capital Corporation, PennantPark Investment Corporation, Citibank, N.A. and THL Credit, Inc.

10.1	Amended and Restated Third Amendment to Credit Agreement and Waiver Agreement, dated as of March 12, 2012, among MModal CB Inc., MModal MQ Inc. and MModal Services, Ltd., as Borrowers, MModal Inc., the other loan parties signatory thereto, the lenders signatory thereto and General Electric Capital Corporation, as administrative agent.